UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

April 15, 2020

Okta, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38044	26-4175727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 First Street, Suite 600

San Francisco, California 94105

(Address of principal executive offices)

(888) 722-7871

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OKTA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2020, the Compensation Committee of the Board of Directors of Okta, Inc. (the “Company”) adopted a program to allow its executive officers to voluntarily elect to receive up to one hundred percent of their salaries, for the period from May 1, 2020 through January 31, 2021, in the form of restricted stock units (“RSUs”). All of the named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on May 2, 2019 elected to receive 100% of their salaries in RSUs. The RSUs were granted on April 15, 2020. Consistent with the Company’s Equity Award Grant Policy, the numbers of shares of the Company’s Class A common stock underlying the RSUs granted to the applicable executive officers were determined by dividing the applicable salary amounts (expressed as a dollar value) by the March 2020 monthly trailing average closing stock price of the Company’s Class A common stock on the NASDAQ Stock Market LLC. The RSUs vest quarterly through March 15, 2021, subject to each officer’s continued employment through the applicable vesting dates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of April 2020.

Okta, Inc.

By:	/s/ Jonathan T. Runyan
Name:	Jonathan T. Runyan
Title:	General Counsel